Exhibit 99.1

List of Filing Subsidiaries of iHeartMedia, Inc.

Entity Name	State of Incorporation
AMFM Broadcasting Licenses, LLC	DE
AMFM Broadcasting, Inc.	DE
AMFM Operating, Inc.	DE
AMFM Radio Licenses, LLC	DE
AMFM Texas Broadcasting, LP	DE
AMFM Texas Licenses, LLC	DE
AMFM Texas, LLC	DE
Capstar Radio Operating Company	DE
Capstar TX, LLC	DE
CC Broadcast Holdings, Inc.	NV
CC Finco Holdings, LLC	DE
CC Licenses, LLC	DE
Christal Radio Sales, Inc.	DE
Cine Guarantors II, Inc.	CA
Citicasters Co.	OH
Citicasters Licenses, Inc.	TX
Clear Channel Broadcasting Licenses, Inc.	NV
Clear Channel Holdings, Inc.	NV
Clear Channel Investments, Inc.	NV
Clear Channel Metro, LLC	DE
Clear Channel Mexico Holdings, Inc.	NV
Clear Channel Real Estate, LLC	DE
Critical Mass Media, Inc.	OH
iHeartCommunications, Inc.	TX
iHeartMedia + Entertainment, Inc.	NV
iHeartMedia Capital I, LLC	DE
iHeartMedia Capital II, LLC	DE
iHeartMedia Management Services, Inc.	TX
iHM Identity, Inc.	TX
Katz Communications, Inc.	DE
Katz Media Group, Inc.	DE
Katz Millennium Sales & Marketing, Inc.	DE
Katz Net Radio Sales, Inc.	DE
M Street Corporation	WA
Premiere Networks, Inc.	DE
Terrestrial RF Licensing, Inc.	NV
TTWN Media Networks, LLC	MD
TTWN Networks, LLC	DE